                                                                                                                        Exhibit 10.3

PARTICIPATION AGREEMENT

THIS AGREEMENT made this 13th day of August 2005

BETWEEN:
VEGA RESOURCES LTD., a body corporate, having an office in the City of Calgary in the Province of Alberta
(herein called the "Grantor")

OF THE FIRST PART
AND

QUEST CANADA CORP., a body corporate, having an office in the City of Vancouver in the Province of British Columbia,
(hereinafter called the "Participant")

OF THE SECOND PART

WHEREAS pursuant to an Agreement (hereinafter referred to as "the Farmout Agreement") dated the 21st day of January, 2005, and made between Hanna Oil and Gas Company -Canada, Inc, Firefly Resources Ltd. and Moraine Resources Ltd. (hereinafter collectively referred to as the “Farmor”) and the Grantor (hereinafter sometimes referred to as the “Farmee”), it is provided that the Farmee, by performing certain obligations contained in the Farmout Agreement, will become entitled to earn an interest in certain title documents and the lands associated therewith, all as more particularly described in the Farmout Agreement (a true and correct copy of which is attached hereto as Schedule "A");

AND WHEREAS the Participant desires to participate with the Grantor as if the Participant had been the Farmee in the Farmout Agreement, by assuming a share of the obligations therein contained and an interest in the lands thereunder.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the covenants and agreements of the parties hereinafter set forth, the parties do hereby covenant and agree as follows:

1.  INTERPRETATION

(a)	The headings of the clauses of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction thereof.

(b)	The terms and expressions used herein shall have the same meanings as are ascribed to such terms and expressions under the Farmout Agreement.

(c)	Wherever the plural or masculine or neuter is used the same shall be construed as meaning singular or feminine or body politic or corporate, or vice versa as the context so requires.

2.  APPOINTMENT OF OPERATOR
The Participant is appointed Operator, as between the Grantor and the Participant, with respect to all operations conducted hereunder; however, the Grantor shall have the joint authority with the Participant to deal with the Farmor on behalf of the parties in respect of matters arising out of the Farmout Agreement.

3.  FARMOUT AGREEMENT

Except as modified by the terms of this Agreement, the Terms and conditions of the Farmout Agreement together with its operating provisions shall control the operation of the parties and shall be deemed to be incorporated herein.

                                                                                                                   Exhibit 10.3

4.  TRUST CONDITIONS AND TERM

The Grantor agrees that, to the extent that the present assignment of the Grantor’s rights and obligations under the Farmout Agreement is not formally recognized and recorded by the Farmor, the Grantor shall hold the Participant’s interests in the Farmout Agreement, Farmout Lands and Option Lands, as the case may be, in trust for the Participant and shall ensure that all performance by the Participant under the terms of this Agreement and the Farmout Agreement are noted and recorded as the due performance of the Farmee under the Farmout Agreement. If requested by the Participant, the Grantor agrees to record this trust in writing pursuant to a trust agreement (in the form attached to the Farmout Agreement as Schedule “E”, amended as applicable to reflect the interests of the Participant in the Farmout Lands and Option Lands, as they exist from time to time) until such time as the interests of the Participant in the Farmout Agreement, Farmout Lands and Option Lands, as applicable, may be formally recorded.

5.  PARTICIPATING INTEREST

The Participant shall assume all of the obligations of the Grantor under the Farmout Agreement, excluding the test well, which well has already been drilled, and the Participant shall thereby be entitled to 100% of the benefits and interests earned by the Farmee under the Farmout Agreement other than the lands earned by the test well as follows: Sections 9, 15,16 and 21-24-2w4m, subject to the payment to the Grantor of a $10 fee for geological consulting and prospect engineering services (to be paid upon the execution of this Agreement) and the reservation of a 3% Gross Over-Riding Royalty by the Grantor, as more particularly set out in Schedule “B” attached hereto..

6.  OPTION WELL(S)

(a)
The Participant shall drill the 12-15-24-2w4m well, which is an Option Well under the Farmout Agreement, as if it were an earning well and the provisions of clause 5 hereto will apply to this well. If the Participant, in its absolute discretion, wishes to proceed with the drilling of further Option Well (s), the provisions of clause 5 hereto will apply to the Option Well (s) drilled on the Farmout Lands and/or Option Lands, as the case may be. The 12-15-24-2w4m well shall earn the following lands: Sections 10, 15, 22 and 23-24-2w4m.

(b)
If the Participant does not wish to proceed with the drilling of further Option Well (s), then the Grantor shall be free to do so independently, provided there is no resulting liability to the Participant. The Grantor shall be solely responsible for all costs, expenses and liabilities thereby incurred and shall be entitled to all benefits and interests pursuant to the Farmout Agreement that are earned as a result.

7.  SELETION OF WELL LOCATIONS

The parties agree to meet from time to time to discuss ongoing operations under the Farmout Agreement including selection of further well locations. Notwithstanding such discussions, should the parties fail to agree on the location of an earning well then the Participant’s choice shall be binding upon the parties.

8.  GRANT AND CREDITS

Any credits or grants allowable under any acts, rules, regulations or other laws of the Province of Alberta and/or Canada shall be shared by the parties in accordance with the manner in which the parties bear the cost of operations which give rise to the generation of such credits or grants.

                                                                       Exhibit 10.3

9.  ASSIGNMENT BY PARTICIPANT

The Participant shall not assign its rights under this Agreement in whole or in part without first obtaining the written consent of Grantor which consent may not be unreasonably withheld. Notwithstanding any assignment by the Participant, the Grantor will always look to the Participant for performance of any duties and obligations required to be carried out by the Participant under this Agreement during the Test Well phase of the Farmout Agreement, unless otherwise agreed to in writing by Grantor.

10.  OTHER ENCUMBERANCES

If the interest of either party in the Farmout Lands hereafter shall become encumbered by any royalty, production payment or other charge of a similar nature, other than the royalties as set forth under the Farmout Agreement, such royalty, production payment or other charge shall be charged to and paid entirely by the party whose interest is or becomes thus encumbered.

11.  WARRANTY OF TITLE

The Grantor makes no representation or warranties as to its or Farmor's title to the Farmout Lands and Option Lands but covenants that they are encumbered only to the extent noted in the Farmout Agreement.

During the term of this Agreement, no party shall do or cause to be done any act nor make or cause to be made any omission whereby the Farmout Lands or Option Lands become encumbered in such a way as to adversely affect the interests of the other parties, or become subject to termination or forfeiture.

12.  NO PARTNERSHIP

The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective, it being the parties' express purpose and intention that nothing herein shall be construed as creating a partnership of any kind or imposing upon any party hereto any partnership duty, obligation or liability to the other party.

13.  NOTICE PERIODS

The parties will endeavor on a bonafide basis to meet at least five (5) days prior to the date when either any election must be made or any notice must be sent to the Farmor, for the purposes of discussing such election or notice in order to enable Grantor, on behalf of the parties, to comply with the provisions of the Farmout Agreement.

14.  FURTHER ASSURANCE

Each of the parties shall at all times do all such further acts and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

15.  NOTICE

Notwithstanding anything to the contrary contained herein, all notices required or permitted hereunder shall be in writing. Any notice to be given hereunder shall be deemed to be served properly if served in any of the following modes:

a)	personally, by delivering the notice to the Party on which it is to be served at that Party's address for service; or

b)
by telecopy or telex (or by any other like method by which a written message may be sent) directed to the party on which it is to be served at that Party's address for service. A notice so served shall be deemed to be received by the addressee when actually received by it, if received within normal business hours on any day other than a Saturday, Sunday or statutory holiday in Alberta or at the commencement of the next ensuing business day following transmission if such notice is not received during such normal business hours; or

c)
by mailing it first class (air mail if to or from a location outside of Canada) registered post, postage prepaid, directed to the Party on which it is to be served at that Party's address for service. Notices so served shall be deemed to be received by the addressee at noon, local time, on the earlier of the actual date of receipt or the fourth (4th) day (excluding Saturdays, Sundays and statutory holidays in Alberta) following the mailing thereof. However, if postal service is (or is reasonably anticipated to be) interrupted or operating with unusual delay, notice shall not be served by such means during such interruption or period of delay.

16.  ADDRESS FOR SERVICE

The address for service of notices hereunder of each of the Parties shall be as follows:

Grantor:        Vega Resources Ltd.
5008 Varsity Drive N.W.
Calgary, Alberta T3A 1A5
Facsimile: (403) 286-2139

Participant:   Quest Canada Corp.
 1600 - 1188 W. Georgia
 Vancouver, B.C.
 Facsimile: (604) 608-3526

A Party may change its address for service by notice to the other Party, and such changed address for service thereafter shall be effective for all purposes of this Agreement.

17.  INSURANCE

The parties shall individually carry insurance with a reputable insurance company in the manner and in the amounts set out in the Operating Procedure. To the extent of its cost sharing interest, the Participant agrees to be covered by Grantor's "Control of Well" insurance and Grantor agrees to make suitable arrangements in that regard. Participant will bear and pay its proportionate share of such coverage at cost.

18.  SUCCESSORS AND ASSIGNS

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

19.  PROPER LAW

This Agreement and the relationship between the parties shall be construed and determined according to the laws of the Province of Alberta, and the courts having original jurisdiction with respect to any matter or thing arising directly or indirectly relating to this Agreement shall be the courts of the Province of Alberta.

20.  SUPERCESSION

This Agreement supercedes and replaces all other agreements, documents, writings and verbal understandings between the parties with respect to the subject matter of this Agreement.

                                                                                                                       Exhibit 10.3

21.  COUNTERPARTS

This Agreement may be executed in counterparts and by facsimile.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first written above.

VEGA RESOURCES LTD.   QUEST CANADA CORP.

per:__________________________  per:_____________________________

per:__________________________  per:_____________________________

Signature page to Participation Agreement dated August 13, 2005 between Vega Resources Ltd. and Quest Canada Corporation. SCHEDULE A

                                                                           Exhibit 10.3

                                                                SCHEDULE A
to the Participation Agreement between Vega Resources Ltd. and
Quest Canada Corp., dated August 13, 2005

Copy of Farmout Agreement

-attached hereto -

                                                                                                                          Exhibit 10.3

SCHEDULE B

to the Participation Agreement between Vega Resources Ltd. and
Quest Canada Corp., dated August 13, 2005

Gross Over-Riding Royalty

1997 CAPL FARMOUT AND ROYALTY PROCEDURE

ELECTIONS AND AMENDMENTS

1.  EFFECTIVE DATE [Subclause 1.01(f)]: January 21, 2005

2.	PAYOUT [Subclause ] Alternate ______- Will not apply

3.  INCORPORATION OF CLAUSES FROM 1990 CAPL OPERATING PROCEDURE [Clause 1.02]

Clause 311 (Insurance) - Alternate A.

Add Subclause 311h:

“In addition to the policies of insurance required under Clause 311A of the Operating Procedure, Farmee shall obtain and maintain control of well insurance to the extent of a minimum of three million dollars ($3,000,000) with respect to each well drilled hereunder and each such policy shall also include the waivers of subrogation required by Clause 311A of the Operating Procedure. All costs of insurance maintained by Farmee pursuant to this Clause shall be borne solely by Farmee and, upon request of Farmor, Farmee shall promptly provide Farmor with evidence that such insurance is maintained by Farmee, including a copy of any particular policy of insurance if so requested by Farmor.”

4.  OPTION WELLS [Article 4.00]

This optional Article 4.00 will X / will not __ apply herein.

5.  OVERRIDING ROYALTY [Article 5.00]

This optional Article 5.00 will X / will not __ apply herein.

6.  QUANTIFICATION OF OVERRIDING ROYALTY [Clause 5.01]

for crude oil, Alternate 1 will apply

Alternate 1: 3% of gross monthly production; or
Alternate 2: ___ (divisor); not less than __% and not more than __%

for all other Petroleum Substances, Alternate 1 will apply

Alternate 1: 3% of gross monthly production; or
Alternate 2: if not taken in kind: ____% of gross monthly production; or
    if taken in kind ____% of gross monthly production

                                                                                                                   Exhibit 10.3

7.  ROYALTY PAYOR’S ALLOWED DEDUCTIONS OF OVERRIDING ROYALTY NOT TAKEN IN KIND [Subclause 5.04B]

DEDUCTIONS (5.04 B) Alternates:
1 only
2 only
1 and 2	X
neither 1 nor 2

Alternate 2 - 20%
Marketing Fees are not an allowed deduction.

8.  ROYALTY OWNER’S RIGHTS UPON SURRENDER [Subclause 5.08]

Add new paragraph:

“Surrender in this Clause shall include the Royalty Payor’s intention not to make application to continue a Title Document beyond its primary term. The Royalty Owner shall have the right for fifteen (15) days from the date of such surrender notice to request an assignment from the Royalty Payor of the interest that it desires to surrender. From and after the date of such surrender or assignment the Royalty Payor shall be discharged of, from and against any and all obligations with respect to the interests so surrendered or assigned to the extent that such obligations are attributable to the period commencing with the date of the surrender or assignment, and the lands and the leases as hereinbefore defined, shall thereafter be deemed to exclude the interests so surrendered or assigned. The provisions of this Clause shall be subject to the Title Documents covering the lands and in the event of conflict, the provisions of the Title Documents shall prevail.”

9.  CONVERSION OF OVERRIDING ROYALTY [Article 6.00]

This optional Article 6.00 will   / will not X apply herein

10.  OPERATIONS AT CONVERSION

N/A

11.  AREA OF MUTUAL INTEREST [Article 8.00]

This optional Article 8.00 will X/ will not ___ apply herein.

12.  LIABILITY AND INDEMNITY [Article 10.00]

Add:

“10.03 Survives Termination
This Article shall survive the termination of the Agreement until Farmee has fully and properly abandoned all well sites, surface and subsurface facilities on the Farmout Lands or used in connection with production from the Farmout Lands in accordance with the regulations and has fully restored the surface for such well sites, surface and subsurface facilities in accordance with the regulations.”

                                                                           Exhibit 10.3

13.  LAND MAINTENANCE COSTS [Clause 11.02]

This optional Clause 11.02 will X / will not __ apply herein.

The Farmee will pay the Farmor $__________ with 30 days of Effective Date.

Add:

“Farmee shall be responsible for all rentals on a per diem basis payable on the Title Documents from the Effective Date until Farmee has earned an interest in the Farmout Lands and or the Option Lands or until Farmee’s right to earn any further interest is terminated or surrendered. Thereafter Farmee and Farmor shall pay all rentals and taxes on those Farmout Lands and Option Lands that Farmee has earned an interest in proportionate to the working interests they hold in such Farmout Lands and Option Lands.”